Exhibit 3.1
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                             Amendment to By-Laws of
                               Cognex Corporation


     The By-laws of Cognex Corporation, a Massachusetts corporation, are hereby amended by deleting Sections 8.3 and 8.5 in their entirety and replacing such sections with the following:

"Section 8.3 Certificates of Stock
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     Each stockholder shall be entitled to a certificate in such form as may be prescribed from time to time by the Directors, stating the number and the class and the designation of the series, if any, of the shares held by him. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

     Every certificate issued by the Corporation for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued by the Corporation at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Notwithstanding anything to the contrary provided in these By-Laws and consistent with Section 6.26 of the Massachusetts Business Corporation Act as now in effect and hereafter amended, the Board of Directors of the Corporation may authorize the issue of some or all of the shares of any or all of the classes or series without certificates. The authorization shall not effect shares already represented by certificates, until they are surrendered to the Corporation, and by the approval and adoption of these By-Laws, the Board of Directors has determined that all classes or series of the Corporation stock may be uncertificated shares, whether upon original issue, re-issuance or subsequent transfer. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by Sections (b) and (c) of Section 6.25 and, if applicable, Section 6.27 of the Massachusetts Business Corporation Act, as now in effect and from time to time amended.

     Section 8.5 Transfers
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     Subject to the restrictions, if any, imposed by the Articles of
Organization, the By-Laws or any agreement to which the Corporation is a party, and unless otherwise provided by the Board of Directors, shares of stock of the Corporation that are represented by a certificate shall be transferred on the books of the Corporation only by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate shall be transferred or assignable on the stock transfer books of the Corporation, by the holders submitting to the Corporation or its transfer agent, such evidence of transfer and following such other procedures as the Corporation or its transfer agent may reasonably require. Except as may otherwise be required by law, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address."

     The foregoing is certified as an Amendment to the By-laws of Cognex Corporation as adopted by the Board of Directors on November 21, 2007.



                                                /s/ Anthony J. Medaglia, Jr.
                                                --------------------------------
                                                Anthony J. Medaglia, Jr.
                                                Secretary